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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              ACCORD NETWORKS LTD.
             (Exact name of registrant as specified in its charter)

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
                Israel                                            Not Applicable
(State of incorporation or organization)               (I.R.S. Employer Identification No.)

                              Accord Networks Ltd.
                            94 Derech Em Hamoshavot
                                  P.O.B. 3654
                           Petach-Tikva 49130, ISRAEL
             (Address and Zip Code of Principal Executive Offices)


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
If this Form relates to the registration of a class          If this Form relates to the registration of a class
of securities pursuant to Section 12(b) of the               of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General            Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [_]       Instruction A.(d), please check the following box. [X]

 Securities Act registration statement file number to which this form relates:
                                   333-38804

Securities to be registered pursuant to Section 12(b) of the Act:

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
                  Title of each class                                  Name of each exchange on which
                  to be so registered                                  each class is to be registered
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                          None                                                      None
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Securities registered pursuant to Section 12(g) of the Act:

                      Ordinary Shares, NIS 0.01 par value
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Ordinary Shares, NIS 0.01 par value, of Accord Networks Ltd. (the "Company") registered hereby is incorporated herein by reference to "Description of Share Capital" in the Company's Registration Statement on Form F-1, as filed with the Securities and Exchange Commission (the "Commission") on June 8, 2000 (File No. 333-38804), and as amended by Amendment No. 1 thereto, as filed with the Commission on June 20, 2000 and Amendment No. 2 thereto, as filed with the Commission on June 23, 2000.

ITEM 2.  EXHIBITS

     1. Form of Articles of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1, as filed with the Commission on June 8, 2000 (File No. 333-38804)).

    2. Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1, as filed with the Commission on June 8, 2000 (File No. 333-38804)).

    3. Speciman Ordinary Share Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form F-1, as filed with the Commission on June 23, 2000 (File No. 333-38804)).

    4. Shareholders Rights Agreement dated as of June 22, 1999 (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form F-1, as filed with the Commission on June 8, 2000 (File No. 333-38804)).

    5. Amendment to Shareholders Rights Agreement dated as of July 19, 1999 (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form F-1, as filed with the Commission on June 8, 2000 (File No. 333-38804)).





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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             ACCORD NETWORKS LTD.
                                             (Registrant)


Date:    June 23, 2000                       By: /s/ Adam D. Vexler
                                                 ------------------------------
                                             Name: Adam D. Vexler
                                             Title: Corporate Counsel and
                                                    Secretary


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